Exhibit 5.1

Linklaters LLP
One Silk Street
London EC2Y 8HQ
Telephone (+44) 20 7456 2000
Facsimile (+44) 20 7456 2222
DX Box Number 10 CDE

The Directors
Atlantica Yield plc
Great West House (GW1)
Great West Road
Brentford
Middlesex TW8 9DF
United Kingdom

27 February 2017
Our Ref	L-254689

Dear Sir/Madam,

Atlantica Yield plc (the “Company”)
Registration Statement on Form F-3 in respect of equity securities

1	Introduction

We have acted as English legal advisers to the Company, a company incorporated under the laws of England and Wales, in connection with the automatic shelf registration statement on Form F-3 filed with the United States Securities and Exchange Commission on 27 February 2017 (the “Registration Statement”) relating to the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), of up to 41,530,843 ordinary shares of the Company (the “Securities”). Pursuant to a prospectus incorporated within the Registration Statement, the Securities may be offered and resold by the selling shareholders (being lenders to whom the shares have been pledged) identified in the Registration Statement. This opinion is furnished to you in connection with the Registration Statement.

2	English law

This opinion is limited to English law as applied by the English courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, English law. In particular, we express no opinion herein with regard to any system of law (including, for the avoidance of doubt, the federal laws of the United States of America or the laws of any State of the United States of America) other than the laws of England as currently applied by the English courts.

This communication is confidential and may be privileged or otherwise protected by work product immunity.

Linklaters LLP is a limited liability partnership registered in England and Wales with registered number OC326345. It is a law firm authorised and regulated by the Solicitors Regulation Authority. The term partner in relation to Linklaters LLP is used to refer to a member of Linklaters LLP or an employee or consultant of Linklaters LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Linklaters LLP together with a list of those non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, One Silk Street, London EC2Y 8HQ or on www.linklaters.com and such persons are either solicitors, registered foreign lawyers or European lawyers.

Please refer to www.linklaters.com/regulation for important information on our regulatory position.

3	Scope of Enquiry

For the purpose of this opinion:

3.1	we have examined the following documents:

3.1.1	A copy of the Registration Statement;

3.1.2	A copy of the Certificate of Incorporation and the Certificate of Re-registration as a public company of the Company;

3.1.3	A copy of the articles of association of the Company adopted on 11 May 2016 (the “Articles”);

3.1.4	A copy of the minutes of a meeting of the Board of Directors of the Company held on 17 March 2014 in relation to an issue and allotment of ordinary shares;

3.1.5	A copy of the return of allotment of shares filed by the Company with Companies House dated 17 March 2014 in relation to the issue and allotment described in paragraph 3.1.4;

3.1.6	A copy of the minutes of a meeting of the Board of Directors of the Company held on 28 May 2014, in relation to three issues and allotments of ordinary shares in connection with three contributions;

3.1.7	A copy of the written record of a decision by the sole member of the Company dated 28 May 2014 in relation to the first of the issues and allotments of ordinary shares described in paragraph 3.1.6;

3.1.8	A copy of the return of allotment of shares filed by the Company with Companies House dated 2 June 2014 in relation to the issue and allotment described in paragraph 3.1.7;

3.1.9	A copy of the minutes of a General Meeting of the Company held on 5 June 2014 in relation to the second of the issues and allotments of ordinary shares described in paragraph 3.1.6;

3.1.10	A copy of the return of allotment of shares filed by the Company with Companies House dated 5 June 2014 in relation to the issue and allotment described in paragraph 3.1.9;

3.1.11	A copy of the minutes of a General Meeting of the Company held on 13 June 2014 in relation to the third of the issues and allotments of ordinary shares described in paragraph 3.1.6;

3.1.12	A copy of the return of allotment of shares filed by the Company with Companies House dated 13 June 2014 in relation to the issue and allotment described in paragraph 3.1.11;

3.1.13	A copy of the minutes of a meeting of the Board of Directors of the Company held on 12 June 2014 in relation to an issue and allotment of ordinary shares in connection with a public offering;

3.1.14	A copy of the minutes of a meeting of the Board of Directors of the Company held on 13 June 2014 in relation to an issue and allotment of ordinary shares in connection with a public offering;

3.1.15
A copy of the ordinary and special resolutions passed at a General Meeting of the Company held on 13 June 2014 in relation to the issue and allotment of ordinary shares described in paragraphs 3.1.13 and 3.1.14;

3.1.16	A copy of the return of allotment of shares filed by the Company with Companies House dated 18 June 2014 in relation to the issue and allotment described in paragraphs 3.1.13 and 3.1.14;

3.1.17	A certified extract of the minutes of a meeting of the Board of Directors of the Company held on 8 May 2015 in relation to the issue and allotment of ordinary shares;

3.1.18
A copy of the minutes of a General Meeting of the Company held on 8 May 2015 in relation to the issue and allotment described in 3.1.17 (the documents in paragraphs 3.1.4, 3.1.6, 3.1.7, 3.1.9, 3.1.11, 3.1.13, 3.1.14, 3.1.15, 3.1.17 and 3.1.18 together being the “Minutes”); and

3.1.19	A copy of the return of allotment of shares filed by the Company with Companies House dated 14 May 2015 in relation to the issue and allotment described in paragraph 3.1.17.

3.2
it should be understood that we have not been responsible for investigating or verifying the accuracy of any of the representations and warranties as to matters of fact contained in the instruments and other documents delivered by the Company; and

3.3	we express no opinion as to any taxation matters.

4	Assumptions

For the purpose of this opinion, we have assumed that:

4.1	All copies of documents conform to the originals and all originals are genuine and complete.

4.2	Each signature is the genuine signature of the individual concerned.

4.3	The documents referred to in paragraphs 3.1.2, 3.1.3, 3.1.5, 3.1.8, 3.1.10, 3.1.12, 3.1.16, 3.1.19 and the Minutes are accurate and up-to-date.

4.4
The Minutes are a true record of the proceedings described in them in duly convened, constituted and quorate meetings and the resolutions set out in those Minutes were validly passed and remain in full force and effect without modification.

4.5	None of the documents examined by us has been amended, supplemented or terminated (whether by written agreement, course of dealings or otherwise).

4.6
The term “non-assessable”, which has no recognised meaning in English law, for the purposes of this opinion means that, under the Companies Act 2006 (as amended), the Articles and any resolution taken under the Articles approving the issue of the Securities, no holder of such Securities is liable, solely because of such holder’s status as a holder of such Securities, for additional assessments or calls for further funds by the Company or any other person.

5	Opinion

Based on the documents referred to and assumptions in paragraphs 3 and 4 and subject to any matters not disclosed to us, we are of the following opinion:

The issue of the Securities was duly authorised, the Securities were validly issued and the Securities are fully paid and non-assessable.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Linklaters LLP
Linklaters LLP